OCCIDENTAL PETROLEUM CORPORATION SAVINGS PLAN
(As Amended and Restated Effective January 1, 2018)
First Amendment
WHEREAS, Occidental Petroleum Corporation (the “Company”) has previously adopted and maintains the Occidental Petroleum Corporation Savings Plan, as amended and restated effective as of January 1, 2018 (the “Plan”), for the benefit of its eligible employees and eligible employees of its affiliates that have adopted the Plan; and
WHEREAS, the Occidental Petroleum Corporation Pension and Retirement Plan Administrative Committee (the “Committee”) has the right under Section 13.1 of the Plan to amend the Plan at any time and from time to time on behalf of the Company; and
WHEREAS, the Committee desires to amend the Plan to clarify that certain Anadarko Petroleum Corporation employees who are “Third Country Nationals” are excluded from participation in the Plan.
NOW, THEREFORE, the Committee hereby amends the definition of “Eligible Employee” in Section 2.1(z) of the Plan to add a new subsection (5), effective as of August 8, 2019, to read as follows:

“(5)
Any Employee of Anadarko Petroleum Corporation who is not a citizen or legal resident of the United States and is not regularly employed at a worksite of Employer within the United States shall not be eligible to participate in the Plan.”

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IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officer, effective as of the date set forth herein.

OCCIDENTAL PETROLEUM CORPORATION
By: /s/ Darin S. Moss
Name: Darin S. Moss
Title: VP – Human Resources

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